ServiceNow Reports Fourth Quarter and Full-Year 2024 Financial Results; Board of Directors Authorizes Additional $3B for Share Repurchase Program

•Subscription revenues of $2,866 million in Q4 2024, representing 21% year-over-year growth, 21% in constant currency
•Total revenues of $2,957 million in Q4 2024, representing 21% year-over-year growth, 21% in constant currency
•Current remaining performance obligations of $10.27 billion as of Q4 2024, representing 19% year-over-year growth, 22% in constant currency
•Remaining performance obligations of $22.3 billion as of Q4 2024, representing 23% year-over-year growth, 26% in constant currency
•Nearly 500 customers with more than $5 million in ACV, representing 21% year-over-year growth
•ServiceNow’s Board of Directors authorizes additional repurchases of up to $3 billion of common stock under share repurchase program with the primary objective of managing the impact of dilution

SANTA CLARA, Calif. - January 29, 2025 - ServiceNow (NYSE: NOW), the AI platform for business transformation, today announced financial results for its fourth quarter ended December 31, 2024, with subscription revenues of $2,866 million in Q4 2024, representing 21% year-over-year growth and 21% in constant currency.

"ServiceNow closed out the year exceeding Q4 expectations on top of our ‘beat and raise’ track record,” said ServiceNow Chairman and CEO Bill McDermott. “AI is fueling a top to bottom re-ordering of the enterprise technology landscape. Leaders are embracing the ServiceNow Platform as their AI agent control tower to unlock exponential productivity and seamlessly orchestrate end-to-end business transformation. We are still in the early days of a massive opportunity. ServiceNow’s innovation, growth, and profitability put us in a class of one.”

As of December 31, 2024, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $10.27 billion, representing 19% year-over-year growth and 22% in constant currency. The company now has 2,109 customers with more than $1 million in annual contract value (“ACV”), representing 12% year-over-year growth in customers, and nearly 500 customers with more than $5 million in ACV, representing 21% year-over-year growth.

"Q4 was a great quarter, capping a year of incredible innovation and execution," said ServiceNow President and CFO Gina Mastantuono. "Our GenAI net new ACV stepped up meaningfully in Q4, as the number of Now Assist service desk deals grew over 150% quarter-over-quarter. We’re just scratching the surface of what’s possible. The moves we’re making in 2025 aren’t just about maintaining our lead—they’re about expanding it. We are setting ourselves up to define the future of agent-powered automation, solidify ServiceNow as the AI Platform for Business Transformation, and deliver strong growth year after year."

Recent Business Highlights

Innovation
•Building on its leadership position in AI, ServiceNow today announced the latest breakthrough in the ServiceNow Platform, positioning it as the AI agent control tower. These innovations – a powerful new AI Agent Orchestrator to harmonize teams of AI agents working across tasks, systems, and departments, thousands of pre-built AI agents for every workflow, plus the new AI Agent Studio for building fully customized AI agents – will be available in March 2025 as part of ServiceNow’s Pro Plus and Enterprise Plus offerings to help accelerate enterprise AI agent adoption. As part of the single, trusted ServiceNow Platform, these capabilities build on the company's two-decade expertise driving exponential productivity across every person and every process by handling complex and ambiguous tasks that traditional automation cannot solve.
•During the quarter, ServiceNow continued to advance its innovation roadmap, releasing more than 150 new GenAI innovations for autonomous, responsible AI on the ServiceNow Platform. This included expanded capabilities to drive greater visibility and controls with an AI Governance tool for secure and compliant AI practices, multilingual support, and purpose-built GenAI solutions for configuration management, contract management, legal services, and health and safety.

Partnerships and Acquisitions
•ServiceNow continues to partner with leading companies to accelerate customers’ AI transformation, today announcing the latest expansions to its technology partner ecosystem.
◦ServiceNow and Google Cloud will broaden their partnership to launch ServiceNow on Google Cloud Marketplace and Google Distributed Cloud, as well as integrate ServiceNow Workflow Data Fabric and cross-enterprise workflows with Google Cloud AI’s infrastructure, development platforms, and productivity tools, to address demand from private- and public-sector enterprises.

◦ServiceNow and Oracle will expand ServiceNow's Workflow Data Fabric capabilities through an integration with Oracle data sources, turning insights into action for enhanced decision-making and agility.
◦ServiceNow and SoftwareOne Holding AG entered a multi-year strategic partnership to empower mutual customers to maximize the ROI of their software and cloud investments.
◦ServiceNow and Visa expanded their strategic alliance to streamline costly, lengthy payment card dispute resolutions for financial institutions worldwide.
•Additional partnerships during the quarter included:
◦ServiceNow and ASDA with an expanded collaboration to improve employee and shopper experiences by uniting operations across technology, customer, and employee workflows.
◦ServiceNow and AWS with new capabilities to accelerate AI transformation.
◦ServiceNow and Five9 with a turnkey AI-powered solution for unified employee and customer experiences.
◦ServiceNow and Microsoft with a vision to modernize the front-office with Microsoft Copilot and ServiceNow AI Agents, leveraging the unique strengths of both platforms to solve customer problems.
•Earlier in January, ServiceNow announced its acquisition of AI-native conversation data analysis platform Cuein, which will advance the development of next generation AI agents on the ServiceNow Platform.
•In Q4, the company also acquired Mission Secure to strengthen operational technology (OT) services for customers in industrial markets and provide them with increased visibility and context into their OT environments, improving decision-making and reducing downtime.

Investment
•Given ServiceNow’s strong cash position and its strategy of managing the impact of dilution, the Board of Directors authorized additional repurchases of up to $3 billion of common stock under its share repurchase program.1
•ServiceNow repurchased approximately 293,000 shares of its common stock for $296 million as part of its share repurchase program, with the primary objective of managing the impact of dilution. Of the original authorized amount of $1.5 billion, approximately $266 million remains available for future share repurchases.

Recognition
•On January 15, ServiceNow announced that it was named a Leader in the 2024 Gartner® Magic Quadrant™ for CRM Customer Engagement Center based on an evaluation of its Completeness of Vision and Ability to Execute.2 During the quarter, ServiceNow was named a Leader in the first ever 2024 Gartner® Magic Quadrant™ for AI Applications in IT Service Management (ITSM).3 ServiceNow also was named a Leader in The Forrester Wave™: Task-Centric Automation Software, Q4 2024.4
•As a testament to its world-class reputation and culture, ServiceNow today announced it was again recognized on the Fortune® World’s Most Admired Companies 2025™ list.5 During the quarter, ServiceNow also earned a spot on the American Opportunity Index, ranking No. 1 in the software category and No. 5 overall out of nearly 400 companies. The company also ranked second on the Forbes Most Trusted Companies in America 2025 list, in addition to placing on Fast Company 100 Best Workplaces for Innovators 2024, Fortune® Best Workplaces for Women 20245, and more.

Executive Leadership
•As ServiceNow continues to scale and sharpen its focus on strategic growth, its executive leadership team is essential to realizing its position as the enterprise AI leader. Therefore, the company is announcing the following executive role expansions: Gina Mastantuono as president and chief financial officer; Chris Bedi as chief customer officer and special advisor to the chairman for AI transformation; Paul Smith as president of global customer and field operations; Jacqui Canney as chief people and AI enablement officer; and Nick Tzitzon as vice chair.

(1)    The program does not have a fixed expiration date, may be suspended, or discontinued at any time, and does not obligate ServiceNow to acquire any amount of its common stock. The timing, manner, price, and amount of any repurchases will be determined by ServiceNow at its discretion and will depend on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations.
(2)    Gartner, “Magic Quadrant for the CRM Customer Engagement Center,” by Pri Rathnayake, Drew Kraus, Wynn White, December 11, 2024.
(3)    Gartner, Inc., “Magic Quadrant for Artificial Intelligence Applications in IT Service Management,” by Chris Matchett, Rich Doheny, Chris Laske, Ankita Hundal, October 9, 2024.
(4)    Forrester Research, “The Forrester Wave™: Task-Centric Automation Software, Q4 2024,” by Bernhard Schaffrik with Pascal Matzke, Faith Born, Kara Hartig, December 5, 2024.
(5)    ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune is a registered trademark and Fortune World’s Most Admired Companies™ is a trademark of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, ServiceNow.

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Fourth Quarter 2024 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the fourth quarter 2024:

	Fourth Quarter 2024 GAAP Results		Fourth Quarter 2024 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$2,866	21%	$2,859	21%
Professional services and other revenues	$91	26%	$91	26.5%
Total revenues	$2,957	21%	$2,950	21%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$10.27	19%	$10.49	22%
RPO	$22.3	23%	$22.7	26%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$2,330	81%	$2,416	84.5%
Professional services and other gross (loss) profit	($4)	(4%)	$7	8.5%
Total gross profit	$2,326	79%	$2,423	82%
Income from operations	$374	13%	$872	29.5%
Net cash provided by operating activities	$1,635	55%
Free cash flow			$1,400	47.5%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$384	$1.86 / $1.83	$769	$3.72 / $3.67

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Full-Year 2024 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the full-year 2024:

	Full-Year 2024 GAAP Results		Full-Year 2024 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$10,646	23%	$10,639	22.5%
Professional services and other revenues	$338	16%	$337	16%
Total revenues	$10,984	22%	$10,976	22.5%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$10.27	19%	$10.49	22%
RPO	$22.3	23%	$22.7	26%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$8,704	82%	$9,038	85%
Professional services and other gross (loss) profit	($7)	(2%)	$39	11.5%
Total gross profit	$8,697	79%	$9,077	82.5%
Income from operations	$1,364	12%	$3,254	29.5%
Net cash provided by operating activities	$4,267	39%
Free cash flow			$3,455	31.5%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$1,425	$6.92 / $6.84	$2,902	$14.10 / $13.92

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook
Our guidance includes GAAP and non‑GAAP financial measures. The non‑GAAP growth rates for subscription revenues are adjusted for constant currency by excluding the effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts, and the non-GAAP growth rates for cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends.

Since September 30, 2024, ServiceNow has seen an incremental strengthening of the U.S. dollar, resulting in a foreign exchange (“FX”) headwind of approximately $175 million for 2025 subscription revenues, which includes $40 million in Q1 2025, and $205 million for Q1 2025 cRPO.

Our guidance assumes a more pronounced second-half weighted linearity in our U.S. Federal business due to seasonality from the change in presidential administration.

In 2025, we will begin shifting more of our business model to include elements of consumption-based monetization across our AI and data solutions. For instance, we will include our new AI Agents in our Pro Plus and Enterprise Plus SKUs, forgoing upfront incremental new subscriptions to instead drive accelerated adoption and monetize increasing usage over time. We are also optimizing certain aspects of our go-to-market approach and creating more integrated solutions that we will announce at Knowledge 2025. Our guidance prudently reflects the flexibility to make these moves while delivering further free cash flow generation. Our free cash flow margin guidance reflects incremental expansion, building on the accelerated trajectory driven by our 2024 outperformance.

The following table summarizes our guidance for the first quarter 2025:

	First Quarter 2025 GAAP Guidance		First Quarter 2025 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$2,995 - $3,000	18.5% - 19%	19.5% - 20%

cRPO		19.5%	20.5%

			Margin (%)(2)
Income from operations			30%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		210

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 31-day average of foreign exchange rates for December 2024 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2025:

	Full-Year 2025 GAAP Guidance		Full-Year 2025 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$12,635 - $12,675	18.5% - 19%	19.5% - 20%

			Margin (%)(2)
Subscription gross profit			83.5%
Income from operations			30.5%
Free cash flow			32%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		210

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2025 guidance are based on the 31-day average of foreign exchange rates for December 2024 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (22:00 GMT) on January 29, 2025. Interested parties may listen to the call by dialing (888) 596-4144 (Passcode: 8135303), or if outside North America, by dialing (646) 968‑2525 (Passcode: 8135303). Individuals may access the live teleconference from this webcast.

https://events.q4inc.com/attendee/426481593

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135303), or if outside North America, by dialing (609) 800‑9909 (Passcode: 8135303).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.

Upcoming Investor Conferences

ServiceNow today announced that ServiceNow Chairman and Chief Executive Officer Bill McDermott will participate in a fireside chat at the Morgan Stanley Technology, Media & Telecom Conference on Monday, March 3, 2025, at 11:30 a.m. PT.

The live webcast will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts that are reported in the current and comparative period. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q4 2023, the average exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.81 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q4 2024, the average exchange rates in effect for our major currencies were 1 USD to 0.94 Euros and 1 USD to 0.78 GBP). Guidance for related growth rates is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period, adjusted for any foreign currency hedging effects. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q4 2023, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.91 Euros and 1 USD to 0.79 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q4 2024, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.96 Euros and 1 USD to 0.80 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, income tax effects and adjustments, and the income tax benefit from the release of a valuation allowance on deferred tax assets. The non-GAAP weighted-average shares used to compute our non-GAAP net income per share - diluted excludes the dilutive effect of the in-the-money portion of convertible senior notes as they are covered by our note hedges, and includes the dilutive effect of time-based stock awards, the dilutive effect of warrants and the potentially dilutive effect of our stock awards with performance conditions not yet satisfied at forecasted attainment levels to the extent we believe it is probable that the performance condition will be met. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements, repayments of convertible senior notes attributable to debt discount and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share, and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook” and statements regarding the expected benefits of our announced partnerships. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services, including products that incorporate AI technology; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships, and realize the anticipated benefits thereof; global economic conditions; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; the impact of armed conflicts and bank failures on macroeconomic conditions; inflation; our ability to execute share repurchases, including the timing, manner, price, and amount of any repurchase; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2024, and in other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) is putting AI to work for people. We move with the pace of innovation to help customers transform organizations across every industry while upholding a trustworthy, human centered approach to deploying our products and services at scale. Our AI platform for business transformation connects people, processes, data, and devices to increase productivity and maximize business outcomes. For more information, visit: www.servicenow.com.

© 2025 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
(408) 250-8644
press@servicenow.com

Investor Contact:
Darren Yip
(925) 388-7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues:
Subscription	$2,866	$2,365	$10,646	$8,680
Professional services and other	91	72	338	291
Total revenues	2,957	2,437	10,984	8,971
Cost of revenues (1):
Subscription	536	443	1,942	1,606
Professional services and other	95	73	345	315
Total cost of revenues	631	516	2,287	1,921
Gross profit	2,326	1,921	8,697	7,050
Operating expenses (1):
Sales and marketing	1,027	847	3,854	3,301
Research and development	668	562	2,543	2,124
General and administrative	257	242	936	863
Total operating expenses	1,952	1,651	7,333	6,288
Income from operations	374	270	1,364	762
Interest income	106	86	419	302
Other expense, net	(17)	(9)	(45)	(56)
Income before income taxes	463	347	1,738	1,008
Provision for (benefit from) income taxes	79	52	313	(723)
Net income	$384	$295	$1,425	$1,731
Net income per share - basic	$1.86	$1.44	$6.92	$8.48
Net income per share - diluted	$1.83	$1.43	$6.84	$8.42
Weighted-average shares used to compute net income per share - basic	206	205	206	204
Weighted-average shares used to compute net income per share - diluted	209	207	208	206

(1)Includes stock-based compensation as follows:

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cost of revenues:
Subscription	$66	$54	$250	$202
Professional services and other	11	12	46	52
Operating expenses:
Sales and marketing	146	127	565	505
Research and development	176	149	655	579
General and administrative	55	71	230	266

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,304	$1,897
Short-term investments	3,458	2,980
Accounts receivable, net	2,240	2,036
Current portion of deferred commissions	517	461
Prepaid expenses and other current assets	668	403
Total current assets	9,187	7,777
Deferred commissions, less current portion	999	919
Long-term investments	4,111	3,203
Property and equipment, net	1,763	1,358
Operating lease right-of-use assets	693	715
Intangible assets, net	209	224
Goodwill	1,273	1,231
Deferred tax assets	1,385	1,508
Other assets	763	452
Total assets	$20,383	$17,387
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$68	$126
Accrued expenses and other current liabilities	1,369	1,365
Current portion of deferred revenue	6,819	5,785
Current portion of operating lease liabilities	102	89
Total current liabilities	8,358	7,365
Deferred revenue, less current portion	95	81
Operating lease liabilities, less current portion	687	707
Long-term debt, net	1,489	1,488
Other long-term liabilities	145	118
Stockholders’ equity	9,609	7,628
Total liabilities and stockholders’ equity	$20,383	$17,387

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$384	$295	$1,425	$1,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154	154	564	562
Amortization of deferred commissions	147	126	550	459
Stock-based compensation	454	413	1,746	1,604
Deferred income taxes	51	17	98	(857)
Other	(20)	13	(51)	—
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(981)	(852)	(254)	(300)
Deferred commissions	(252)	(264)	(713)	(717)
Prepaid expenses and other assets	(65)	(20)	(332)	(203)
Accounts payable	(94)	46	(52)	(142)
Deferred revenue	1,534	1,302	1,179	1,085
Accrued expenses and other liabilities	323	375	107	176
Net cash provided by operating activities	1,635	1,605	4,267	3,398
Cash flows from investing activities:
Purchases of property and equipment	(253)	(261)	(852)	(694)
Business combinations, net of cash acquired(1)	(31)	—	(113)	(279)
Purchases of other intangibles	(10)	—	(40)	(3)
Purchases of investments	(1,079)	(829)	(5,031)	(4,634)
Purchases of non-marketable investments	(32)	(19)	(181)	(75)
Sales and maturities of investments	728	654	3,752	3,522
Other	(61)	11	(36)	(4)
Net cash used in investing activities	(738)	(444)	(2,501)	(2,167)
Cash flows from financing activities:
Proceeds from employee stock plans	—	1	237	194
Repurchases of common stock	(296)	(256)	(696)	(538)
Taxes paid related to net share settlement of equity awards	(175)	(126)	(700)	(459)
Business combination (1)	—	—	(184)	—
Net cash used in financing activities	(471)	(381)	(1,343)	(803)
Foreign currency effect on cash, cash equivalents and restricted cash	(9)	5	(17)	1
Net change in cash, cash equivalents and restricted cash	417	785	406	429
Cash, cash equivalents and restricted cash at beginning of period	1,893	1,119	1,904	1,475
Cash, cash equivalents and restricted cash at end of period	$2,310	$1,904	$2,310	$1,904

(1)    The year ended December 31, 2024 reflects a reclassification of $184 million from investing activities to financing activities related to the second installment payment made in the acquisition of G2K Group GmbH during the three months ended March 31, 2024.

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Gross profit:
GAAP subscription gross profit	$2,330	$1,922	$8,704	$7,074
Stock-based compensation	66	54	250	202
Amortization of purchased intangibles	20	20	84	77
Non-GAAP subscription gross profit	$2,416	$1,996	$9,038	$7,353

GAAP professional services and other gross loss	$(4)	$(1)	$(7)	$(24)
Stock-based compensation	11	12	46	52
Non-GAAP professional services and other gross profit	$7	$11	$39	$28

GAAP gross profit	$2,326	$1,921	$8,697	$7,050
Stock-based compensation	77	66	296	254
Amortization of purchased intangibles	20	20	84	77
Non-GAAP gross profit	$2,423	$2,007	$9,077	$7,381

Gross margin:
GAAP subscription gross margin	81%	81%	82%	82%
Stock-based compensation as % of subscription revenues	2%	2%	2%	2%
Amortization of purchased intangibles as % of subscription revenues	1%	1%	1%	1%
Non-GAAP subscription gross margin	84.5%	84.5%	85%	84.5%

GAAP professional services and other gross margin	(4%)	(1%)	(2%)	(8%)
Stock-based compensation as % of professional services and other revenues	12%	17%	14%	18%
Non-GAAP professional services and other gross margin	8.5%	15%	11.5%	9.5%

GAAP gross margin	79%	79%	79%	79%
Stock-based compensation as % of total revenues	3%	3%	3%	3%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Non-GAAP gross margin	82%	82.5%	82.5%	82.5%

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Income from operations:
GAAP income from operations	$374	$270	$1,364	$762
Stock-based compensation	454	413	1,746	1,604
Amortization of purchased intangibles	23	22	94	85
Business combination and other related costs	4	12	33	38
Legal settlements	17	—	17	$—
Non-GAAP income from operations	$872	$717	$3,254	$2,489

Operating margin:
GAAP operating margin	13%	11%	12%	8%
Stock-based compensation as % of total revenues	15%	17%	16%	18%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Legal settlements as % of total revenues	1%	—%	—%	—%
Non-GAAP operating margin	29.5%	29.5%	29.5%	27.5%

Net income:
GAAP net income	$384	$295	$1,425	$1,731
Stock-based compensation	454	413	1,746	1,604
Amortization of purchased intangibles	23	22	94	85
Business combination and other related costs	4	12	33	38
Legal settlements	17	—	17	—
Income tax effects and adjustments(1)	(113)	(34)	(413)	(193)
Release of a valuation allowance on deferred tax assets	—	(65)	—	(1,050)
Non-GAAP net income	$769	$643	$2,902	$2,215

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.86	$1.44	$6.92	$8.48
GAAP net income per share - diluted	$1.83	$1.43	$6.84	$8.42
Non-GAAP net income per share - basic	$3.72	$3.14	$14.10	$10.85
Non-GAAP net income per share - diluted	$3.67	$3.11	$13.92	$10.78

Weighted-average shares used to compute net income per share - basic	206	205	206	204

Weighted-average shares used to compute net income per share - diluted	209	207	208	206

Free cash flow:
GAAP net cash provided by operating activities	$1,635	$1,605	$4,267	$3,398
Purchases of property and equipment	(253)	(261)	(852)	(694)
Cash paid for legal settlements	17	—	17	—

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Business combination and other related costs	1	—	23	24
Non-GAAP free cash flow	$1,400	$1,344	$3,455	$2,728

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	55%	66%	39%	38%
Purchases of property and equipment as % of total revenues	(9%)	(11%)	(8%)	(8%)
Cash paid for legal settlements as % of total revenues	1%	—%	—%	—%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP free cash flow margin	47.5%	55%	31.5%	30.5%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our long-term projections, we are using a non-GAAP tax rate of 20% and 19% for the years ended December 31, 2024 and 2023, respectively. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
March 31, 2025

GAAP operating margin	13.5%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	30%

Twelve Months Ending
December 31, 2025

GAAP subscription gross margin	80.5%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription margin	83.5%

GAAP operating margin	14%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	30.5%

GAAP net cash provided by operating activities as % of total revenues	40%

Purchases of property and equipment as % of total revenues	(8%)

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	32%

Note: Numbers are rounded for presentation purposes and may not foot.